                                                               Exhibit 23.4



                               DR. VOLKER VOSSIUS

                   PATENTANWALTSKANZLEI-RECHTSANWALTSKANZLEI


DR. VOLKER VOSSIUS, HOLBEINSTR. 5, 81679 MUNCHEN   DR. VOLKER VOSSIUS Dipl.-Chem
- ------------------------------------------------   PATENTANWALT
                                                   EUROPEAN PATENT ATTORNEY
DIATIDE, INC.
Nine Delta Drive                                   CORINNA VOSSIUS*
                                                   RECHTSANWALTIN
Londonderry, New Hampshire 02057
U.S.A.                                             TILMAN VOSSIUS*
                                                   RECHTSANWALT

                                                   HOLBEINSTRASSE 5
                                                   81679 MUNCHEN

                                                   TELEFON: (089) 9 82 86 21/22
                                                   TELEFAX: (089) 9 82 73 06



                                                   May 13, 1996
                                                          VO/GR

REF: DIATIDE, INC.
     REGISTRATION STATEMENT ON FORM S-1




Dear Sirs:

     I hereby consent to the reference to my firm under the captions "Business
- - Patents, Trade Secrets and Licenses" and "Experts" in Diatide Inc.'s Registration Statement on Form S-1.

Very truly yours,

/s/ Dr. Volker Vossius
- ----------------------
Dr. Volker Vossius










* ZULASSUNGEN: LANDGERICHT MUNCHEN I + II
BAYERISCHE VEREINSBANK MUNCHEN KTO.-NR.: 32934668-BLZ 700 202 70
BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK MUNCHEN,
KTO.-NR.: 441029204-BLZ 700 200 01
VAT NUMBER: DE 130 737 326